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                                                                   Exhibit 10.15

                             AMENDMENT NUMBER TWO TO
               AMENDED AND RESTATED EMPLOYEE TRANSITION AGREEMENT

     The Amended and Restated Employee Transition Agreement dated as of April 1, 2000 and restated as of December 19, 2003 by and between Ford Motor Company, a Delaware corporation ("Ford") and Visteon Corporation, a Delaware corporation ("Visteon") is hereby amended as follows:

     1.   Section 3.01 is amended to add subsection (i) to read as follows:

          (i) Effective as of the closing of the transactions contemplated by the Visteon "A" Transaction Agreement dated as of September 12, 2005 between Ford and Visteon (the "2005 Transaction Date"), Ford shall pay Visteon an amount equal to one-half of the annual prospective SFAS 87 expense from the date of retirement under the Visteon Mirror GRP, including prorata interest on the retiree obligation, a prorata share of the actuarial gains or losses, and a prorata share of expected return on assets, for Group I and Group II Employees who are leased under the Visteon Salaried Lease Agreement dated as of October 1, 2005 between Visteon and Automotive Components Holdings, LLC f/k/a VFH Holdings, LLC ("ACH") ("Visteon Salaried Lease Agreement") and who (1) apply to retire in the period commencing immediately after public announcement by ACH of a sale, closure or exit from an operation of ACH ("ACH Event") and terminating one month after the date of such announcement, or (2) retire during the period commencing immediately after the ACH Event and terminating on the 2nd day of the 2nd calendar month beginning after the ACH Event, or (3) in the case of a Group I or Group II Employee who is leased to the buyer of an ACH operation pursuant to Section 2.05 of the Visteon Salaried Lease Agreement, retires during the period commencing immediately after the date such an employee ceases to be leased to such buyer and terminating on the 2nd day of the 2nd calendar month beginning after that date; provided, however, that such retirement does not occur more than eight months after the sale to the buyer ("Visteon Special Retirees"). Any reimbursement hereunder shall not include SFAS 88 charges. This amount shall be paid monthly. For avoidance of doubt, Visteon shall retain responsibility for (A) Group I and Group II Employees who are not leased employees under the Visteon Salaried Lease Agreement; (B) Group I and Group II Employees who are leased under the Visteon Salaried Lease Agreement but who are not Visteon Special Retirees, as defined above; and (C) Group III Employees. Any amounts Ford may owe to Visteon pursuant to this subsection (i) shall be offset from any amounts Visteon owes Ford under Section 3.01(c)(ii) of this Agreement.
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     2.   Section 3.01 is amended to add subsection (j) to read as follows:

          (j) Effective as of the 2005 Transaction Date, in the event a Group I or II Employee accepts an offer of employment by Ford or any of its subsidiaries that participate in the GRP ("Ford Returnee"), Ford shall be responsible for paying the retirement benefits of such employee for the combination of Ford service prior to July 1, 2000 and Ford service after the date such employee is enrolled on the Ford salaried employment rolls ("Ford Return Date"). Visteon shall remain responsible for providing retirement benefits for service after July 1, 2000 and prior to the Ford Return Date for such employees. The provisions of Section 3.01 of the Salaried Employee Transition Agreement dated as of October 1, 2005 between Visteon and Ford shall apply to Ford Returnees as if fully set forth herein. In addition, Ford shall be responsible for providing post retirement health and life insurance benefits, if any, for Ford Returnees as of the retirement date at Ford's cost and Visteon's OPEB Obligations (as defined in Section 3.03) shall be reduced accordingly.

     3.   Section 3.02 is amended to add subsection (d) to read as follows:

          (d) Effective as of the 2005 Transaction Date, Ford shall pay Visteon an amount equal to one-half of the annual prospective SFAS 87 expense from the date of retirement under the Visteon Mirror NQP's, including prorata interest on the retiree obligation, a prorata share of the actuarial gains or losses, and a prorata share of expected return on assets, if any, for Visteon Special Retirees. Any reimbursement hereunder shall not include SFAS 88 charges. This amount shall be paid monthly. For avoidance of doubt, Visteon shall retain responsibility for (A) Group I and Group II Employees who are not leased employees under the Visteon Salaried Lease Agreement; (B) Group I and Group II Employees who are leased under the Visteon Salaried Lease Agreement but who are not Visteon Special Retirees, as defined in Subsection 3.01(i) above; and (C) Group III Employees. Any amounts Ford may owe to Visteon pursuant to this subsection (d) shall be offset from any amounts Visteon owes Ford under Section 3.02(c)(ii) of this Agreement.

     4.   The first paragraph of Section 3.03 is amended to read as follows:

          Visteon shall pay the cost of providing post-retirement health and life benefits for Group I and Group II Employees under the Ford Health and Group Life and Disability Insurance Plan (the "Plans") ("OPEB") beginning as of the Benefit Transition Date as provided below.

          Notwithstanding the foregoing, effective as of the 2005 Transaction Date, Visteon's annual cash OPEB reimbursement obligation to Ford described in subsection 3.03 (a) below and the balance sheet liability and SFAS 106


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          expense described in subsection 3.03 (b) below (collectively, the
          "OPEB Obligations") shall exclude OPEB Obligations attributable to Group I and Group II Employees who retired prior to May 24, 2005 (the "MOU Retirees"), valued as of September 30, 2005 by the Ford Actuary and verified by the Visteon Actuary, and based on assumptions used by Ford for its Ford salaried employees. Effective the date of the Visteon Salaried Employee Transition Agreement between the Parties ("Salaried Transition Agreement"), the OPEB Obligations shall also exclude, retroactive to the Effective Date of this Agreement, OPEB Obligations attributable to Group I and Group II Employees who transfer to Ford pursuant to the terms of the Salaried Employee Transition Agreement ("Rawsonville/Sterling Transferred Employees"), valued at January 1, 2006 by the Ford Actuary and verified by the Visteon Actuary, and based on assumptions used by Ford for its Ford salaried employees. Ford hereby fully, unconditionally, completely, irrevocably and forever forgives and releases Visteon from the OPEB Obligations attributable to the MOU Retirees and the Rawsonville/Sterling Transferred Employees, as described herein. Effective on the 2005 Transaction Date, the OPEB Obligations shall also exclude one-half of the annual prospective SFAS 106 expense from the date of retirement, including prorata interest on the retiree obligation, a prorata share of the actuarial gains and losses, and a prorata share of expected return on assets, if any, for Visteon Special Retirees. Any reimbursement hereunder shall not include SFAS 88 charges. For avoidance of doubt, Visteon shall retain financial responsibility for (A) Group I and Group II Employees who are not leased employees under the Visteon Salaried Lease Agreement; (B) Group I and Group II Employees who are leased under the Visteon Salaried Lease Agreement but who are not Visteon Special Retirees, as defined in Subsection 3.01(i) above; and (C) Group III Employees.

     5.   Subsection 3.03b(i) is amended to read as follows:

               (i) For years 2011 through 2020. The amount of cash payable to the Visteon VEBA in each year commencing January 1, 2011 through December 31, 2020 shall be an amount equal to the sum of (A) and (B), less (C), but not less than zero, where:

                    (A) is the OPEB balance sheet liability in respect of Group I and II Employees as of December 31, 2010 (these amounts to be determined by the Ford Actuary and verified by the Visteon Actuary), divided by 10;

                    (B) is the annual amortized SFAS 106 expense which is an amount equal to the SFAS 106 expense with


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                         respect to Group I and II Employees as computed by the
                         Ford Actuary and verified by the Visteon Actuary and based on assumptions used by Ford for its Ford salaried employees, and reduced by the actual return on the VEBA, amortized over 30 years for the period commencing January 1, 2011 and ending December 31, 2020, and

                    (C) is the balance in the Salaried Employee OPEB Payment Notional Account, as described below.

     6. Subsection b. of Section 3.03 is further amended to insert the following paragraph directly after Subsection b(iii):

          The Salaried Employee OPEB Payment Notional Account shall be established solely for tracking the amount payable by ACH for the OPEB expense for the Group I and II Employees who are Leased Employees under the terms of the Salaried Lease Agreement and determining the amount of cash payable to the VEBA pursuant to Subsection 3.03(b)(i) above, and not for purposes of establishing a separate trust or fund of any kind. This account shall be credited, beginning on the 2005 Transaction Date with the portion of the monthly salaried lease fee, otherwise payable to Visteon, that is attributable to the OPEB expense for those Leased Employees, and shall also be credited with interest calculated quarterly at the annual rate of 4.75% on the balance, and shall be reduced by the amounts otherwise payable to Ford or its Plans on or after January 1, 2011 under Section 3.03 (a) or (b) of this Agreement until the account is exhausted. On or after January 1, 2006, the account also shall be reduced for the cumulative OPEB expense that was charged to Ford commencing October 1, 2005 through December 31, 2005 for Group I and II Employees who are Leased Employees under the Visteon Salaried Employee Lease Agreement Rawsonville/ Sterling between Visteon and Ford dated as of October 1, 2005 in the event such employees transfer to Ford effective January 1, 2006 and become Rawsonville/Sterling Transferred Employees, and further, the account shall be reduced for any related interest that was credited to the account with respect to such OPEB expense.

     7. Except as otherwise specifically modified hereby, the Amended and Restated Employee Transition Agreement shall remain in full force and effect.

                      [signatures appear on following page]


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     IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment
Number Two to the Amended and Restated Employee Transition Agreement effective as of October 1, 2005.

FORD MOTOR COMPANY                       VISTEON CORPORATION


By: /s/ Donat R. Leclair                 By: /s/ James F. Palmer
    ----------------------------------       -----------------------------------
Title: Executive Vice President and      Title: Executive Vice President and
       -------------------------------          --------------------------------
       Chief Financial Officer                  Chief Financial Officer
       -------------------------------          --------------------------------


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